Exhibit 10.13

ASSET SALE AND PURCHASE

AGREEMENT

BY AND BETWEEN

NEW STAFF INC.

AND

ALLIED CONTRACT SERVICES, LLC

JUNE 18, 2004

ASSET SALE AND PURCHASE AGREEMENT

This ASSET SALE AND PURCHASE AGREEMENT (this “Agreement”), dated June 18, 2004 (the “Effective Date”), is by and between, New Staff Inc., a California corporation (“New Staff”) and Allied Contract Services, LLC, a Pennsylvania limited liability company (“Allied”). New Staff and Allied are individually referred to in this Agreement as a “Party” and collectively, as the “Parties.”

RECITALS

WHEREAS, Allied is in the business of providing permanent and temporary staffing services to companies in the transportation industry; and

WHEREAS, Allied desires to sell substantially all of its assets and New Staff desires to purchase such assets upon the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the covenants and the mutual promises made herein, and for such other good and valuable consideration, the Parties agree as follows:

AGREEMENT

ARTICLE 1

ASSETS; CONSIDERATION

1.1 Asset Acquisition. Upon the terms and subject to the conditions of this Agreement, Allied agrees to sell, transfer, convey, assign and deliver to New Staff, and New Staff agrees to purchase from Allied all of Allied’s right, title and interest in the following assets:

a. Branch Offices and Related Assets. All leases, furniture, equipment and fixtures related to the branch offices more particularly set forth in Exhibit A attached hereto (collectively, the “Branch Office Assets”);

b. Miscellaneous Assets. All other miscellaneous assets as more particularly set forth in Exhibit B attached hereto (the “Miscellaneous Assets” and together with the Branch Office Assets collectively referred to in this Agreement as the “Assets”).

1.2 Allocation of Asset Value. The Parties agree that solely for tax purposes, the consideration for the Assets shall be apportioned as follows: (a) Branch Office Assets - $            ; and (b) Miscellaneous Assets - $            .

1.3 Consideration. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), Allied shall pay for the Assets, the aggregate amount of TWO MILLION EIGHT HUNDRED THOUSAND AND 00/100 DOLLARS ($2,800,000) as follows:

a. $1,000,000.00 by wire transfer in immediately available funds; and

b. A secured promissory note in the aggregate principal amount of ONE MILLION EIGHT HUNDRED THOUSAND AND 00/100 DOLLARS ($1,800,000.00) (the “Note”) in substantially the form attached hereto as Exhibit C;

c. Security Agreement;

1.4 New Staff Deliverables. Upon the terms and subject to the conditions of this Agreement, at the Closing New Staff shall: (a) Deliver the Assets to New Staff in “AS IS” condition; (b) Execute and deliver the Bill of Sale in substantially the form attached hereto as Exhibit D; and (c) Execute and deliver all such other instruments of sale, transfer, conveyance, assignment, delivery and confirmation and take such action as Allied may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign the Assets to Allied.

1.5 Allied Deliverables. Upon the terms and subject to the conditions of this Agreement, at the Closing Allied shall: (a) Wire $1,000,000.00 to New Staff in immediately available funds; (b) Execute and deliver the Note; (c) Execute and deliver the Security Agreement in substantially the form attached hereto as Exhibit E; and (d) Execute and deliver all such other instruments of sale, transfer, conveyance, assignment, delivery and confirmation and take such action as New Staff may reasonably deem necessary or desirable in order to effectuate the transactions contemplated by this Agreement.

1.6 No Assumption of Liabilities by New Staff. New Staff expressly disclaims and shall not assume or become liable for any obligations, debts, expenses, taxes contracts, warranty obligations, commitments or liabilities of Allied of any kind, whether known or unknown, absolute, contingent or otherwise, including, but not limited to, accounts payable, notes payable, sales taxes, payroll taxes or obligations, accrued expenses, etc.

1.7 Taxes. Allied shall be responsible for and shall pay all sales, use, documentary, excise, transfer or other transaction taxes, duties and other similar charges (whether assessed or unassessed) applicable to the sale of the Assets.

1.8 Closing. Subject to the terms and conditions set forth herein, the closing of the transactions contemplated hereby shall occur at: 301 Commerce Street, Suite 1700, Fort Worth, Texas 76102 before the close of business on June 18, 2004, or at such other place, time and date to which the Parties may agree in writing or by mail (the “Closing”).

1.9 Cash on Hand. The Parties agree that all cash on hand as of the Closing shall remain with New Staff.

1.10 Side Letter Agreement. [TBD] in the form attached hereto as Exhibit F.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1 Representations of New Staff. New Staff hereby represents and warrants to Allied that the following are true as of the Effective Date:

a. Organization of New Staff; Authority. New Staff is a corporation duly organized and validly existing under the laws of the State of California. New Staff has full power and authority to enter into this Agreement, perform its obligations hereunder and consummate the transactions contemplated hereby and this Agreement constitutes a valid and binding obligation of New Staff.

b. No Conflict or Default. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any statute, regulation or ordinance of any governmental authority, or result in the breach of any material agreement, deed, contract, mortgage, indenture, writ, order, decree or instrument to which New Staff is a party or by which it is bound prior to the Closing.

c. Brokers, Finders. There is no broker, finder or other person who has been retained by New Staff or authorized to act on its behalf and who is entitled to a commission, fee or like payment in connection with the transactions contemplated by this Agreement.

d. Representations and Warranties Bring-Down. To the extent that there are any representations and warranties related to the Assets which arose pursuant to that certain Asset Purchase Agreement, dated June 14, 2004 by and among Checkmate Staffing, Inc., et al and New Staff, to the extent possible, such representations and warranties are transferred to Allied.

e. Title. New Staff has good and marketable indefeasible title to the Assets, free and clear of all liens and encumbrances.

f. Complete Disclosure. The copies of all instruments, agreements, other documents and written information delivered by New Staff to Allied are and will be complete and correct in all material respects as of the date of delivery thereof and as of the Closing. To New Staff’s knowledge, there is no presently existing event, fact or condition that adversely affects the Assets, or that could reasonably be expected to do so.

2.2 Representations of Allied. Allied hereby represents and warrants to New Staff that the following are true as of the Effective Date:

a. Organization of Allied; Authority. Allied is a limited liability company duly organized and validly existing under the laws of the State of Pennsylvania. Allied has full power and authority to enter into this Agreement, perform its obligations hereunder and consummate the transactions contemplated hereby and this Agreement constitutes a valid and binding obligation of Allied.

b. No Conflict or Default. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any statute, regulation or ordinance of any governmental authority, or result in the breach of any material agreement, deed, contract, mortgage, indenture, writ, order, decree or instrument to which Allied is a party or by which it is bound prior to the Closing.

c. Brokers; Finders. There is no broker, finder or other person who has been retained by Allied or authorized to act on its behalf and who is entitled to a commission, fee or like payment in connection with the transactions contemplated by this Agreement.

ARTICLE 3

COVENANTS

3.1 Additional Acts. The Parties agree to use their best efforts to take or cause to be taken all actions and to do or cause to be done all things reasonably necessary, proper or advisable to consummate the transactions contemplated by this Agreement and to use their best efforts to obtain all necessary waivers and consents (including, but not limited to, the assignment of real property leases from New Staff to Allied).

3.2 Indemnification.

a. Allied Indemnification. Allied agrees to indemnify and hold harmless New Staff, its affiliates and its attorneys, officers, principals, partners, directors, employees and agents (each a “New Staff Indemnitee”) from any and all Losses (as defined below) incurred or sustained by or asserted against any of the New Staff Indemnitees with respect to or arising out of: (i) the failure or breach of any of the Allied’s representations and warranties contained in this Agreement to be true and correct as of the Closing; (ii) the breach of or failure by Allied to observe or perform any obligation, covenant or agreement of Allied under this Agreement; or (iii) the claim of any third party against Allied arising prior to or on the Closing. For purposes of this Agreement “Losses” shall mean damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

b. New Staff Indemnification. New Staff agrees to indemnify and hold harmless Allied, its affiliates and its attorneys, officers, directors, employees and agents (each a “Allied Indemnitee”) from Losses incurred or sustained by or asserted against any of the Allied Indemnitees with respect to or arising out of: (i) the failure or breach of any of the New Staff’ representations and warranties contained in this Agreement to be true and correct as of the Closing; or (ii) the breach of or failure by New Staff to observe or perform any obligation, covenant or agreement of New Staff under this Agreement.

ARTICLE 4

CONDITIONS PRECEDENT TO CLOSING

4.1 New Staff Obligation to Close. New Staff shall not have any obligation to consummate the transactions contemplated by this Agreement until and unless the following conditions have been satisfied or waived by New Staff: TBD

4.2 Allied Obligation to Close. Allied shall not have any obligation to consummate the transactions contemplated by this Agreement until and unless the following conditions have been satisfied or waived by Allied: TBD

ARTICLE 5

MISCELLANEOUS

5.1 Expenses. Each Party shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

5.2 Notices. Any notices or other communications required or permitted hereunder or otherwise in connection herewith shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile transmission (with confirmed answer-back) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed as follows:

If to New Staff, to:

New Staff Inc.

1528 Chapala Street

Santa Barbara, California. 93101

Facsimile: (805) 884-0506

Attention: Steven Biersmith, Esq.

with a copy (which shall not constitute notice) to:

Warner, Stevens & Doby, LLP

301 Commerce Street, Suite 1700

Fort Worth, Texas 76102

Facsimile: (817) 810-5255

Attention: Terry Fokas, Esq.

If to Allied, to:

Allied Contract Services, LLC

c/o Mercer Ventures, Inc.

2 Mercer Gate Drive

Doylestown, PA 18901

Facsimile: (        )         -

Attention:

with a copy (which shall not constitute notice) to:

White & Williams, LLP

1800 One Liberty Place

Philadelphia, Pennsylvania 19103

Facsimile No.: (215) 789-7550

Attention: Amy E. Vulpio

or such other address as the person to whom notice is to be given has furnished in writing to the other parties. A notice of change in address shall not be deemed to have been given until received by the addressee.

5.3 Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

5.4 Applicable Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof. Any legal proceeding arising out of or in any way related to this Agreement or to the transactions contemplated hereby shall be brought and litigated exclusively in any of the state or federal courts located in Santa Barbara County, California having jurisdiction. The Parties waive and agree not to assert, by way of motion, as a defense or otherwise, that any such proceeding is brought in an inconvenient forum or that the venue in Santa Barbara County, California is improper.

5.5 Successors and Assigns. Neither Party may assign any rights or duties under this Agreement without the prior written consent of the other Party. Any assignment made or attempted in violation of this Section shall be void and of no effect.

5.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.7 Entire Agreement. This Agreement (including the exhibits, documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the Parties and is not intended to confer upon any person other than the Parties any rights or remedies hereunder.

5.8 Severability. In the event that any one or more of the provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction.

5.9 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

5.10 Confidentiality. The Parties stipulate and agree that unless prior written consent has been granted, the terms of this Agreement shall remain confidential and shall not be disclosed to any third party, except for the Parties’ attorneys, accountants, the Internal Revenue Service, or pursuant to a court order or subpoena issued by a court of competent jurisdiction.

5.11 Attorney’s Fees. In any action brought to enforce the terms of this Agreement or for damages or injunctive relief arising out of the breach of any of the terms, representations, warranties or covenants set forth in this Agreement, the prevailing Party shall be entitled to its reasonable attorneys fees and costs related to such action(s). In the event that the transactions contemplated by this Agreement are not consummated as a result of the fault, act or omission of a Party, the non-breaching Party shall be entitled to its reasonable costs related to the negotiation, preparation and drafting this Agreement and any other acts incidental or in contemplation thereto.

5.12 Survivability. The representations, warranties and covenants set forth in this Agreement shall survive for a period of one (1) year following the Closing.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on its behalf by its duly authorized officer, all as of the day and year first above written.

NEW STAFF INC.

By:	/s/ Steve Sorensen
Name:	Steve Sorensen
Title:	CEO

ALLIED CONTRACT SERVICES, LLC

By:
Name:
Title:	Managing Member

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